UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

Mirant Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16107	20-3538156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On February 26, 2010, Mirant Corporation (the “Company,” “Mirant,” “we,” “us,” or “our”) issued a press release announcing its financial results for the year ended December 31, 2009. A copy of Mirant’s February 26, 2010, press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein. The press release contains certain forward-looking statements, all of which are subject to the cautionary statement about forward-looking statements set forth therein. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of Mirant will have continued unchanged since such date.

We use certain non-GAAP financial measures in the press release and on our earnings conference calls. These non-GAAP financial measures include adjusted income from continuing operations, adjusted EBITDA, realized and unrealized gross margins, adjusted gross margin, adjusted operations and maintenance expenses, adjusted net cash provided by operating activities, adjusted free cash flow, adjusted free cash flow (without MD HAA and Marsh Landing), hedged realized gross margin, hedged adjusted EBITDA, projected adjusted EBITDA and other projected performance measures. The definitions of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures is provided in the explanations attached hereto as Exhibit 99.2. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found either in our earnings press release or in the investor presentation that we intend to utilize on our earnings conference call, which will be posted on our website prior to the commencement of the conference call.

The information contained in Item 2.02 in this Current Report on Form 8-K is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any Mirant filing or report with the Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing or report.

Section 3 – Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders.

The Company has entered into an Amendment, dated as of February 25, 2010 (the “Amendment”), by and between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), to its Rights Agreement with the Rights Agent, dated as of March 26, 2009 (the “Rights Agreement”). The Company entered into the Amendment in an effort to deter acquisitions of the Company’s common stock that would potentially limit the Company’s ability to use its net operating loss carryforwards and any built in losses to reduce potential future federal income tax obligations.

Under the original terms of the Rights Agreement, the Rights (as defined in the Rights Agreement) would have expired on the earliest of (i) March 25, 2010 (the “Fixed Date”), (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 or any successor statute, or any other change, if the Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which the Board of Directors determines that no tax benefits may be carried forward and no built-in losses may be recognized or (vi) a determination by the Board of Directors, prior to the time any person or group becomes an Acquiring Person (as defined in the Rights Agreement), that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders. The Amendment extends the Fixed Date to February 25, 2020, provided that the Rights Agreement, as amended, is now subject to a binding stockholder vote. If the Rights have not previously expired and the stockholders of the Company have not approved the Rights Agreement prior to February 25, 2011, then the Rights will expire on that date.

A copy of the Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The foregoing descriptions of the Amendment and the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and further qualified by the Rights Agreement, which was filed as Exhibit 4.1 to the current report on Form 8-K of the Company filed on March 27, 2009. Reference is also made to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on March 27, 2009, and the amendment thereto filed on February 26, 2010, in each case relating to the Rights Agreement, as amended. Such Registration Statement on Form 8-A, as amended, is hereby incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 25, 2010, John M. Quain, a director of the Company and a member of its Compensation Committee, notified the Board of Directors of his intent to retire at the conclusion of his term as director at the 2010 Annual Meeting of Stockholders.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document

4.1	First Amendment to the Rights Agreement, dated February 25, 2010, between Mirant Corporation and Mellon Investor Services LLC (incorporated herein by reference to Exhibit 4.26 to the Registrant’s Form 10-K filed February 26, 2010).

99.1	Press Release dated February 26, 2010.

99.2	Explanation of Non-GAAP Financial Measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010

Mirant Corporation

/s/ Angela M. Nagy
Angela M. Nagy Vice President and Controller (Principal Accounting Officer)

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